EXHIBIT - CERTIFICATE OF FILING

      A conformed copy of Entergy Corporation's Form U-9C-3 for the quarter ended September 30, 2000, excluding the information contained in Item 6, part A, which was filed confidentially with the Securities and Exchange Commission under Rule 104(b), was filed with the following:

Mary W. Cochran, Esq.                   Norma K. Scogin, Esq.
Arkansas Public Service Commission      Texas Attorney General's Office
1000 Center Street                      300 West 15th Street/10th Floor
Little Rock, AR  72201                  Austin, TX  78701

Lawrence C. St. Blanc, Secretary        Sherry A. Quirk, Esq.
Louisiana Public Service Commission     Verner, Liipfert, Bernhard,
Post Office Box 91154                   McPherson and Hand
Baton Rouge, LA 70821-9154              901 15th Street, NW / Suite 700
                                        Washington, DC  20005-2301

William Bruce McKinley, Esq.            Frank Spencer, Esq.
Mississippi Public Service Commission   Assistant Attorney General
Walter Sillers State Office Building    Mississippi Attorney General's Office
550 High Street / 19th Floor            Post Office Box 22947
Jackson, MS  39215                      Jackson, MS  39225

George W. Fleming, Esq.                 Mr. James Galloway, Filing Clerk
Mississippi Public Utilities Staff      Central Records - PUCT
Post Office Box 1174                    1701 N. Congress
Jackson, MS  39215                      Austin, TX  78711

Mr. Kelley P. Meehan, Deputy Director   Hon. Emma J. Williams, Clerk of Council
City Council Utilities Regulatory Office    City of New Orleans
Room 6E07, City Hall                    Room 1E04, City Hall
1300 Perdido Street                     1300 Perdido Street
New Orleans, LA 70112                   New Orleans, LA 70112




                                 Entergy Corporation



                                 By: /s/ Nathan E. Langston
                                        Nathan E. Langston
                                     Vice President and Chief
                                        Accounting Officer


Dated:  March 27, 2000